                                                                   EXHIBIT 10.27

                                AUDIOLOGIC, INC.

                         SERIES C CONVERTIBLE PREFERRED
                                    --------
                    STOCK AND COMMON STOCK PURCHASE AGREEMENT

                         Dated as of September 30, 1996

                                  EXHIBITS LIST

Exhibit                                      Title
-------                                      -----

         A                          Articles of Amendment

         B                          Registration Rights Agreement

         C                          Schedule of Exceptions

         D                          Stock Option Plan and Agreement

         E                          Non-Disclosure Agreement

         F                          Non-Competition Agreement

         G                          Founder Stock Restriction Agreement

         H                          Shareholders Agreement

                         SERIES C CONVERTIBLE PREFERRED
                    STOCK AND COMMON STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is entered into as of the 30th day of September, 1996, by and among AUDIOLOGIC, INC. a Colorado corporation (the "Company"), GN DANAVOX AS, a Danish corporation ("Danavox"), and ReSound Corporation, a California corporation ("ReSound"), and for purposes of Article 7 and Article 8, each of James E. Forrest, Robert K. Anderson, The Hill Partnership III, Morgan, Holland Fund II, L.P., and Gilde Investment Fund B.V. (the "Series A Holders"). Danavox and ReSound are sometimes referred to herein as "Purchaser" or "Purchasers."

                                    RECITALS

         WHEREAS, the Company, Danavox, ReSound, certain management members, and a newly-formed Delaware corporation are on this date entering into a joint venture structured as a Delaware limited partnership, AudioLogic Hearing Systems, L.P. ("AHS"), pursuant to which the partners will each undertake certain development tasks, and license among themselves certain DSP technologies, all as described in the AudioLogic Hearing Systems, L.P. Amended and Restated Agreement of Limited Partnership dated as of September 30, 1996 (the "Partnership Agreement");

         WHEREAS, while AHS pursues such DSP technologies, the Company will continue to develop and pursue its technologies for non-hearing aid markets;

         WHEREAS, the Company wishes to sell to Purchasers, and subject to the terms and conditions set forth herein, the Purchasers wish to subscribe to purchase up to 440,528 shares of the Company's Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred") and 441,610 shares of the Company's Common Stock, $.01 par value ("Common Stock"), the Series C Preferred being purchased by ReSound and the 441,610 shares of Common Stock being purchased by Danavox.

                                    AGREEMENT

         In consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:

1.       PURCHASE AND SALE OF SECURITIES.

S1 The Company has authorized the issuance and sale (i) to ReSound of up to 440,528 shares of its Series C Preferred at a price of $2.27 per share (the "Original Purchase Price"), and (ii) to Danavox of up to 441,610 shares of its Common Stock at a price of $.085 per share. The Series C Preferred shall have the rights, preferences and privileges set forth in the Articles of Amendment to the Articles of Incorporation attached hereto as Exhibit A (the "Articles of Amendment"). The Series C Preferred and the Common Stock actually purchased by the Purchasers hereunder shall be referred to as the "Purchased Securities."


2.       CLOSINGS OF PURCHASES AND SALES.

S1 Initial Closing. Subject to the conditions to closing set forth below, the Company will sell (i) to ReSound, and ReSound will purchase from the Company, 220,264 shares of Series C Preferred at a price per share equal to the Original Purchase Price, and (ii) to Danavox and Danavox will purchase from the Company 441,610 shares of Common Stock at $.085 per share. Closing of the sale and purchase of such 220,264 shares of the Series C Preferred and 441,610 shares of Common Stock shall take place (the "Initial Closing") at the offices of Ireland, Stapleton, Pryor & Pascoe, P.C., at 10:00 a.m. on September 30, 1996, or such other place, date and time as may be mutually agreed to by the Company and the Purchasers (the "Initial Closing Date"). At the Initial Closing, the Company will deliver to ReSound, in cancellation of indebtedness, stock certificates representing the 220,264 shares of Series C Preferred so purchased, it being acknowledged that the $500,000 purchase price was advanced to the Company prior to May 1, 1996. The purchase price of the Common Stock will be paid by check or wire transfer by Danavox at the Initial Closing.


S2 Subsequent Closing. ReSound is hereby granted the option to purchase an additional 220,264 shares of Series C Preferred at the Original Purchase Price on January 1, 1997 (the "Subsequent Closing Date"). If such additional shares of Series C Preferred are not purchased by ReSound, Danavox shall purchase such shares from the Company at the Subsequent Closing. The "Initial Closing" and the "Subsequent Closing" shall be collectively referred to as the "Closings," and the "Initial Closing Date" and the "Subsequent Closing Dates" shall be collectively referred to herein as the "Closing Date."


S3 Danavox Option on ReSound Series C Preferred if Termination. If the joint venture for AHS is terminated pursuant to Paragraph 7 of the Agreement in Principle between ReSound, the Company, and Danavox, dated April 19, 1996, Danavox shall have the right to purchase from ReSound at the Original Purchase Price the 220,264 shares of Series C Preferred purchased by ReSound at the Initial Closing, as well as the additional 220,264 shares of Series C Preferred if purchased by ReSound at the Subsequent Closing, such purchases by Danavox from ReSound to take place promptly after the date of such termination. The Company and Danavox agree that, in the event of such termination of the AHS joint venture, such purchases by Danavox from ReSound, as well as any purchase by Danavox of Series C Preferred at the Subsequent Closing, shall be deemed purchases of Series B Preferred Stock pursuant to Section 2.2 of the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated October 17, 1995 (the "Series B Purchase Agreement") between the Company and Danavox. To the extent such purchases of Series C Preferred by Danavox from ReSound and from the Company at the Subsequent Closing (as converted to Series B Preferred purchases by Danavox at the Series B Original Purchase Price, as defined in the Series B Purchase Agreement) results in Danavox purchasing more than 1,000,000 shares of Series B Preferred Stock pursuant to Section 2.2 of the Series B Purchase Agreement, such excess number of shares of Series B Preferred Stock shall immediately be converted into an equal number of warrants in the form of Exhibit A to the Series B Purchase Agreement, and the purchase of such excess number of shares of Series B Preferred Stock shall be deemed a purchase of such warrants pursuant to
Section 2.2 of the Series B Purchase Agreement. Appropriate adjustment will also be made with respect to the Common Stock purchase by Danavox at the Initial Closing, if any, so that such investment is also converted to be as if made pursuant to the Series B Purchase Agreement.

3.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Blue Sky Laws" shall have the same definition as provided in the Registration Rights Agreement.

                  "Company" shall mean AudioLogic, Inc.

                  "Conversion Stock" shall mean only the common stock of the Company, $.01 par value, into which the Series C Preferred is convertible, and any stock into which such common stock may thereafter have been changed or which may have been received as a stock dividend on such common stock.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Good Accounting Practice" shall mean, as to a particular corporation, such accounting practice as, in the opinion of the independent certified public accountants regularly retained by such corporation, conforms at the time to generally accepted accounting principles applied on a consistent basis (except for changes in application in which such accountants concur). Any accounting terms not defined in this Agreement shall have the respective meanings given to them under Good Accounting Practice consistent with those applied in the preparation of the Company's consolidated financial statements as (or as if) audited.

                  "Key Employee" shall mean John L. Melanson and Jason Carlson and any employee hereafter designated as a "Key Employee" by the Company's Board of Directors.

                  "Material Adverse Event" shall mean an occurrence having a consequence which in fact is or may be materially adverse, either individually or when viewed in the aggregate with all occurrences, as to the business, operations, assets, or financial condition of the Company.

                  "On a Fully Diluted Basis" shall refer to the number of shares of common stock of the Company which would be outstanding and issued assuming that all the shares of common stock issuable (1) upon the conversion or exchange of the Company's convertible or exchangeable securities, including debentures, and (2) upon the exercise of the Company's outstanding options for the purchase of common stock and rights to subscribe for or purchase common stock, were in fact issued.

                  "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Preferred Stock" shall refer to the Company's Series A Convertible Preferred Stock, $.01 par value per share, the Company's Series B Convertible Preferred Stock, $.01 par value per share (including warrant shares issuable pursuant to the Series B Purchase Agreement), and the Company's Series C Convertible Preferred Stock, $.01 par value per share.

                  "Proprietary Rights" shall mean all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, other rights with respect thereto, or any other intangible property rights.

                  "Registration Rights Agreement" shall mean that certain Amended and Restated Registration Rights Agreement dated September 30, 1996, in the form attached hereto as Exhibit B, as it may be amended from time to time in the future, among the Company, the Purchasers and certain other parties.

                  "Shareholders Agreement" shall mean that certain Amended and Restated Shareholders Agreement dated September 30, 1996, in the form attached as Exhibit H hereto, as it may be amended from time to time in the future, among the holders of Preferred Stock.

                  "Stock Purchase Agreement" or "Agreement" shall mean this Stock Purchase Agreement dated as of the date hereof, and as it may be amended from time to time, and entered into among the Company and the Purchasers.

                  "Subsidiary" shall mean any corporation or partnership in which the Company owns more than fifty percent (50%) of the stock having voting power to elect a majority of the Board of Directors of that corporation or partnership. "Subsidiary" also includes any partnership in which the Company or one of its subsidiaries owns more than fifty percent (50%) of the units of general partnership.

1.       REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         Each Purchaser represents and warrants as follows:

S1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement and to carry out the provisions hereof and thereof. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement has been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, each of this Agreement and the Registration Rights Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by the application of general principles of equity, and (iii) to the extent that the enforceability of the indemnification provisions of Section 1.7 of the Registration Rights Agreement may be limited by applicable laws.


S2 Consents. All consents, approvals, orders, authorizations or registration, qualification, designation, declaration or filing with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

S3 Investment Representations. Purchaser understands that neither the Purchased Securities nor any Conversion Stock issuable upon conversion, if any, of the Purchased Securities, have been registered under the Act. Purchaser also understands that the Purchased Securities are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon Purchaser's representations contained in this Agreement. Each Purchaser hereby represents and warrants as follows:

                  (A) Restricted Stock. Purchaser understands that neither the Purchased Securities nor the Conversion Stock has been registered under the Act, and the Company has no present intention of registering the Purchased Securities or the Conversion Stock. Purchaser understands that it has no registration rights with respect to the Purchased Securities or the Conversion Stock except as provided in the Registration Rights Agreement.

                  (B) Purchaser Bears Economic Risk. Purchaser is in a position to bear the economic risk of this investment indefinitely unless the Purchased Securities or the Conversion

Stock is registered pursuant to the Act, or an exemption from registration is available. Purchaser also understands that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Purchased Securities or the Conversion Stock, if any, under the circumstances, in the amount or at the times Purchaser might propose.

                  (C) Acquisition for Own Account. Purchaser is acquiring the Purchased Securities for its own account for investment and not with a view toward their distribution.

                  (D) Purchaser Can Protect Its Own Interests. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser is not a corporation or partnership specifically formed for the purpose of consummating such transactions.

                  (E) Accredited Investor. Purchaser qualifies as an "Accredited Investor," as such term is defined in Regulation D under the Act.

                  (F) Access to Information. Purchaser has been given access to all Company documents, records, and other information, has received physical delivery of all those which it has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Purchased Securities. Such access to information and any investigation undertaken by Purchaser shall not constitute a waiver of any representations and warranties of the Company hereunder.

S4                Restrictive Legends.

                  (A) Each certificate representing Purchased Securities and Conversion Stock shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially in the forms of the legends set forth in Section 1.2(D) of the Registration Rights Agreement and Section 4 of the Shareholders Agreement (in addition to any legend required under applicable state and corporate securities laws).

                  (B) Each Purchaser hereby consents to the restrictions contained above and to the notation of "stop-transfer" restrictions in the Company's stock transfer books relative to its holdings and to assist in the enforcement of the limitations set forth herein.

                  (C) The Company shall be obligated to reissue promptly unlegended certificates for Registrable Securities (as that term is defined in Section 1.1 of the Registration Rights Agreement) in accordance with the provisions of Section 1.2(D) of the Registration Rights Agreement.

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as provided in the Schedule of Exceptions attached hereto as Exhibit C or as otherwise disclosed in this Agreement or any of the Exhibits attached hereto, the Company represents and warrants to the Purchasers as follows:

S1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with perpetual corporate existence; and has full power and authority and legal right to conduct its business as presently conducted. The Company is not required to be licensed or qualified to transact business in any jurisdiction other than the State of Colorado.

S2 Authorization; No Breach. The Company has full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and all other documents provided for in this Agreement to which the Company is a party (the "Documents"), including the Registration Rights Agreement. The Documents have each been duly authorized, executed, and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by the application of general principles of equity, and (iii) to the extent that the enforceability of the indemnification provisions of Section 1.7 of the Registration Rights Agreement may be limited by applicable laws.

S3 Consents. All consents, approvals, orders, authorizations or registration, qualification, designation, declaration or filing with any governmental or banking authority on the part of the Company required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.


S4 Capitalization.

                  (A) Authorized and Issued. As of the Initial Closing Date, the authorized and issued capitalization of the Company will consist of:

                           (1) Preferred Stock. 5,034,559 shares of Preferred
Stock with par value of $0.01 per share; of these, 2,829,326 are designated Series A Convertible Preferred Stock, all of which is outstanding, 1,764,705 are designated Series B Convertible Preferred Stock, 880,000 of which are outstanding, and 440,528 are designated Series C Convertible
Preferred Stock, none of which is outstanding prior to the Initial Closing.


                           (2) Common Stock. 15,000,000 shares of common stock,
$.01 par
value, of which 370,875 shares are outstanding, duly and validly issued, fully paid, and nonassessable.

                  (B) No Other Rights Outstanding. Except as disclosed in or contemplated by this Agreement or Exhibit C attached hereto, there are no other outstanding warrants, options, conversion privileges, rights of first refusal, or other rights or agreements (whether or not presently exercisable by their respective terms) to purchase or otherwise to acquire or issue any shares of capital stock of the Company or any preemptive or contractual rights with respect to issuance of such capital stock except for 856,230 shares of Common Stock which are reserved for issuance pursuant to options already granted under the Company's 1992 Stock Option Plan (the "Option Plan") attached as Exhibit D hereto, 5,250 shares of Common Stock which have been issued upon exercise of previously granted options, and 55,246 shares of Common Stock which are reserved for future grant under the Option Plan. The Company has reserved a sufficient number of shares of Conversion Stock for issuance upon conversion or exercise, as applicable, of the Purchased Securities. Exhibit C includes a complete list of the Company's shareholders, warrant holders and option holders immediately prior to the Closing.

S5 Outstanding Indebtedness. The Company does not have any material liabilities or obligations, absolute or contingent. The Company has performed in all material respects all obligations heretofore required to be performed by it and is not in default under, or in breach of, or in receipt of any claim of default under or breach of, any material agreement. The Company has no present expectation or intention of not performing in all material respects all such obligations and it has no knowledge of any breach or anticipated breach by other parties. The Company is not a party to any contract or commitment which, if properly performed by all parties thereto in accordance with the terms thereof, could constitute a Material Adverse Event affecting the Company.

S6 Compliance. The Company is not in violation of any term of its Articles of Incorporation, as amended to date, any directors or shareholders resolutions, or Bylaws, or in violation in any material respect, either in any case or in the aggregate, of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Registration Rights Agreement and the issuance and sale of the Purchased Securities pursuant to this Agreement, will not result in any such violation, nor will they conflict with, or constitute a default under, any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such terms.

S7 Title to Property. The Company has good and marketable title to the real properties, tangible personal properties, Proprietary Rights, and other assets necessary to the operation of its business, other than certain required capital equipment (which required capital equipment will be purchased through use of the proceeds of this offering). Such properties and assets are not subject to any material liens, mortgages, pledges, encumbrances or charges of any kind except liens for current taxes and assessments not delinquent. All leases by which the Company leases real or personal property are in good standing, are valid and effective in accordance with their respective terms, and the Company enjoys quiet enjoyment under all such leases. All property owned or used by the Company is in good condition and repair. The Company has complied with all material environmental laws and regulations.


S8 Material Contracts and Commitments. The Company has no material contracts (including without limitation, any employee benefit plans), mortgages, agreements, and instruments, other than this Agreement, the Registration Rights Agreement, the Option Plan, the Founders' Stock Restriction Agreements, dated as of August 10, 1992, and those agreements reflected in Exhibit C attached hereto.

S9 No Pending Material Litigation or Proceedings. There are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Company) pending, affecting or, to the best of the Company's knowledge, threatened against the Company, before or by any governmental instrumentality, domestic or foreign, or any court, arbitrator or grand jury, that constitutes or might constitute a Material Adverse Event. The Company is not in default with respect to any judgment, order, demand, or regulation of any court, arbitrator, grand jury or of any governmental agency, default under which might have consequences which would or may constitute a Material Adverse Event. No event has occurred nor does any condition exist on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the best knowledge of the Company, any officer or Key Employee of the Company, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which default or defaults might constitute, either in any case or in the aggregate, a Material Adverse Event as to the business, operations, affairs, or conditions of the Company or any of its properties or assets. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.


S10 No Brokers and Finders. The Company has not retained and is under no obligation to pay any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.


S11 No Registration Rights Outstanding. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may be issued in the future.

S12 Representations True and Correct. This Agreement and the Exhibits attached hereto do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein or therein not misleading. There exists no fact which will likely have a material adverse effect on the Company's financial condition, its operations, or its prospects which has not been disclosed to the Purchasers in this Agreement or the Exhibits. Except for general economic or industry conditions, there is no information known to the Company which has not been disclosed herein, in writing or orally, by the Company to the Purchasers which materially and adversely affects, or in the future in its opinion may materially and adversely affect, the business, properties, assets or condition, financial or other, of the Company.

S13 Related Parties. Except with respect to AHS, to the knowledge of the Company, no officer, director or Key Employee of the Company, or of any related party of any such person, has, either directly or indirectly, (i) an interest in any corporation, partnership, firm, or other person or entity which furnishes or sells services or products which are similar to or compete with those furnished or sold by the Company, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound. For purposes of this Section there shall be disregarded any interest which arises solely from the ownership of less than a two percent (2%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

S14 Employees. No employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, or any other contract or agreement due to the relationship of any such employee with the Company and the nature of the business now conducted or to be conducted by the Company. Each employee of the Company has executed a Non-Disclosure Agreement acceptable to the Company in substantially the form of Exhibit E attached hereto. Each Key Employee has executed a Non-Competition Agreement in substantially the form of Exhibit F attached hereto. No officer or Key Employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which either in any case or in the aggregate materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business or operations of the Company or the right of any such person to participate in the affairs of the Company. To the best knowledge of the Company, no officer or Key Employee has any present intention of terminating his or her employment with the Company, and the Company has no present intention of terminating any such employment.

S15 Proprietary Rights.

                  (A) The Company owns or possesses or will obtain prior to the Initial Closing for no material additional consideration adequate licenses for all Proprietary Rights used in its business, and the same are or will be sufficient to conduct said business as it has been and is contemplated as being conducted.

                  (B) The current and proposed operations of the Company do not conflict with nor infringe upon, and no one has asserted to the Company that such operations conflict with or infringe upon, any intangible property rights owned, possessed, or used by any third party which are of the same kind as the Proprietary Rights and, to the knowledge of the Company, none has been threatened.
                  (C) There are no facts which would result in any claim which would have a material adverse effect on the respective condition (financial or otherwise) of the business, net worth, assets, properties, or operations of the Company based on an assertion that it does not have the unrestricted rights to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale, or other disposition of any or all products or services presently being or contemplated to be used, furnished, or sold in the conduct of the Company's business.

                  (D) There are no outstanding licenses or agreements of any kind relating to Proprietary Rights, nor is the Company bound by or a party to any licenses or agreements of any kind relating to Proprietary Rights, nor is the Company bound by or a party to any licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights of any person or entity.
                  (E) Except with respect to commitments to AHS, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Registration Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, or the conduct of the Company's business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made while such employee was an employee of another company or entity.

S16 Transactions with Affiliates. There are no loans, leases or other continuing transactions between the Company and any officer or director of the Company or any person owning 5% or more of the common stock of the Company or any member of such officer's, director's or stockholder's immediate family or any corporation or other entity controlled by such officer, director or stockholder or by a member of such stockholder's immediate family.

S17 Subsidiaries. The Company does not own any shares of stock or any other security or interest in any other Person, except for AHS.

S18 Financial Statements. The Company has delivered to the Purchasers its balance sheet, income statement and statement of cash flow at and for the year ended December 31, 1995, each of which has been reviewed by Arthur Andersen, and its unaudited balance sheet, income statement and statement of cash flow at and for the eight-month period ended August 31, 1996 (the "Financial Statements"). The Financial Statements, including (with respect to Subsequent Closings) all financial statements to be provided pursuant to Section 7.9(A) hereof, are and will be, as the case may be, complete and correct in all material respects and have been and will be, as the case may be, prepared in accordance with Good Accounting Practice applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all notes and year-end adjustments required by Good Accounting Practice. The Financial Statements fairly present, and will fairly present, as the case may be, the financial condition and operating results of the Company as of the dates, and during the periods, indicated.

S19 No Material Adverse Change. Since August 31, 1996, there has been no material adverse change in the Company's financial condition, operating results, business prospects, employee relations, customer relations or otherwise.

S20 Agreements Between Stockholders. There exist no agreements between any stockholder and the Company, or to the best knowledge of the Company, between any of the stockholders of the Company, relating to the Company or its capital stock, except for the Founders' Stock Restriction Agreements, the Stock Option Plan and related Stock Option Agreements, this Agreement, the Series A Preferred Stock Purchase Agreement dated August 10, 1992 and amended as of July 27, 1993, the Series B Preferred Stock Purchase Agreements dated August 16, 1993 and October 17, 1995, the Registration Rights Agreement, and the Shareholders Agreement.

S21 Governmental Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except for the filing of a Form D with the Securities and Exchange Commission and which filing, if necessary, shall be made promptly following the Closing.

1.       CONDITIONS TO PARTIES' OBLIGATIONS.

S1 Conditions to Purchasers' Obligations. The Purchasers' obligation to purchase the Purchased Securities and to otherwise consummate the transactions contemplated in this Agree-ment is subject to satisfaction of the following conditions at each Closing hereunder (except as otherwise provided below).

                  (A) Accuracy of Representations and Warranties. The Company's representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement shall be true and correct in all material respects on and as of each Closing Date.

                  (B) Officer's Certificate. Purchasers shall have received a certificate in form acceptable to the Purchasers dated as of each Closing Date and signed by the President or any Vice-President and by the Secretary or the Treasurer of the Company to the effect that the conditions of Subsections 6.1(A), (C), (F), (G) and (I) have been satisfied, and a certificate in form acceptable to the Purchasers dated as of the Initial Closing Date and signed by the President or any Vice-President and by the Secretary or the Treasurer of the Company to the effect that the conditions of Subsections 6.1(A), (C), (F), (G),
(I), (H), (J) (K), (L) and (M) have been satisfied.

                  (C) Good Standing Certificates. The Company shall have delivered to counsel for the Purchasers a good standing certificate for the Company for the State of Colorado.

                  (D) Opinion of Company Counsel. At each Closing, the Purchasers shall have received an opinion dated as of the Closing Date of Ireland, Stapleton, Pryor & Pascoe, P.C., counsel for the Company, satisfactory to the Purchasers and their counsel, to the effect that (as modified in the case of any Subsequent Closing to reflect the occurrence of the Initial Closing):

                           (1) The Company is a corporation duly organized,
validly existing, and in good standing under the laws of the State of Colorado, with perpetual corporate existence; and has full power and authority and legal right to conduct its business as presently conducted.

                           (2) The Company has full power, authority, and legal
right to execute and deliver, and to perform and observe the provisions of, this Agreement and all other documents provided for in this Agreement to which the Company is a party (the "Documents"), including the Registration Rights Agreement.

                           (3) The Documents have each been duly authorized,
executed, and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by the application of general principles of equity, (iii) to the extent that the enforceability of the indemnification provisions of Section 1.7 of the Registration Rights Agreement may be limited by applicable laws, and (iv) as the enforceability of any Non-Competition Agreement may be limited by applicable laws.

                           (4) The execution, delivery, and performance of the
Documents by the Company, the offering, sale and issuance of the Purchased Securities and the issuance of Conversion Stock upon the conversion of the Series C Preferred do not and will not violate the terms of its Articles of Incorporation, as amended by the Articles of Amendment, directors' or shareholders' resolutions, or Bylaws. The execution, delivery, performance of, and compliance with, the Documents by the Company, the offering, sale and issuance of the Purchased Securities and the issuance of Conversion Stock upon the conversion of the Series C Preferred will not violate or result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on any property or assets of the Company, contrary or pursuant to the terms of any of the agreements listed on Exhibit C of this Agreement.

                           (5) Immediately following consummation of all
transactions contemplated in the Agreement to be consummated at the Closing, the authorized capital stock of the Company consists of 5,034,559 shares of Preferred Stock with par value of one cent ($0.01) per share, of which Preferred Stock, 2,829,326 are designated as Series A Convertible Preferred Stock, all of which is outstanding, duly and validly issued, fully paid and nonassessable; 1,764,705 are designated as Series B Convertible Preferred Stock, 880,000 of which are outstanding, duly and validly issued, fully paid and nonassessable; and 440,528 are designated Series C Convertible Preferred Stock, none of which is outstanding; and 15,000,000 shares of one class of common stock of $.01 par value per share, of which 370,875 shares are outstanding, duly and validly issued, fully paid and nonassessable. The shares of Series C Preferred of the Company issued to the Purchasers pursuant to this Agreement have been duly authorized for issuance and are validly issued, fully paid, and nonassessable shares of the Preferred Stock of the Company, will be duly registered in the name of the Purchasers on the books of the Company, and have the rights, restrictions, privileges, and preferences as set forth in the Articles of Incorporation, as amended to date, and such rights, restrictions, privileges, and preferences are binding, valid and enforceable against the Company according to the terms of the Articles of Incorporation. The shares of Conversion Stock issuable upon conversion of the Series C Preferred have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon proper conversion according to the terms of the Articles of Incorporation, will be validly issued, fully paid, and nonassessable. The form of stock certificate for the Series C Preferred has been duly adopted by the Company and conforms to all applicable legal requirements. To Counsel's knowledge, except as disclosed in the Agreement and Exhibit C attached thereto, there are no outstanding options, warrants, rights of first refusal, or other rights to purchase or acquire any capital stock of the Company.

                           (6) The offer, sale, and issuance of the Purchased
Securities in conformity with the terms of the Agreement and the issuance of Common Stock upon conversion of the Series C Preferred constitute transactions exempt from the registration requirements of the Act.

                           (7) Except as set forth in this Agreement and the
Exhibits attached to this Agreement, there are no actions, proceedings, or investigations pending or, to the best of counsel's knowledge, threatened against the Company or its properties which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of the Documents or any action taken or to be taken in connection therewith.

                           (8) Without investigation for this purpose other than
reasonable inquiry of the Company's officers and directors, Counsel has become aware of no facts which would lead it to believe that any employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, or any other contract or agreement due to the relationship of any such employee with the Company and the nature of the business now conducted or to be conducted by the Company.

                           Such Counsel may base that portion of its opinion
pertaining to factual matters upon certificates or letters signed by the Company or corporate officers of the Company, and may base that portion of its opinion pertaining to the laws of any jurisdiction other than the United States and the State of Colorado upon the opinion of counsel in such other jurisdiction, provided copies of such certificates, letters, and opinions are furnished to the Purchasers with said opinion, and that the Purchasers may rely on such certificates, letters, and opinions.

                  (A) Terms of Series C Preferred. At the Initial Closing, the Company shall have filed with the Secretary of State of Colorado the proposed Articles of Amendment, substantially in the form of Exhibit A, setting forth the terms, rights, and preferences of the Series C Preferred, and such Articles of Amendment shall be effective.

                  (B) Proceedings and Documents Satisfactory. At each Closing, all documents and proceedings incident to the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchasers and their counsel. The Purchasers shall have received all documents or other evidence which the Purchasers and their counsel may have requested in connection with such transactions, including copies of records of all corporate proceedings in connection with such transaction and in compliance with the conditions set forth in this Section 6.1 in form and substance satisfactory to the Purchasers.
                  (C) Execution of Non-Disclosure and Non-Competition Agreements. Each employee of the Company other than Christopher Schweitzer shall have executed a Non-Disclosure Agreement, in the form of Exhibit E attached to this Agreement. Each Key Employee shall have executed a NonCompetition Agreement in the form of Exhibit F attached to this Agreement.

                  (D) Execution of Founders' Stock Restriction Agreement. The Company and John L. Melanson, Leonard J. Koch and Jeff M. Dinapoli shall have executed the Founders' Stock Restriction Agreements in the form of Exhibit G hereto.

                  (E) Certified Articles and Bylaws. The Company shall have delivered to counsel for the Purchasers a copy of the Company's Articles of Incorporation and Bylaws, which copy shall be certified by the Secretary of the Company to be true and correct as of the Closing Date.

                  (F) Registration Rights Agreement. At the Initial Closing, the Company, the Purchasers and certain other parties shall have executed the Registration Rights Agreement substantially in the form of Exhibit B attached hereto.

                  (G) Election of Directors. As of the Initial Closing Date, the Board of Directors of the Company shall consist of John L. Melanson, Carl D. Carman, Robert B. Louthan, Edwin M. Kania, Jr., Ole Lund and Nikolai Bisgaard.

                  (H) Partnership Agreement. The Company and the Purchasers and certain other parties shall have executed the Partnership Agreement for the AHS joint venture, as well as the agreements contemplated thereby.

                  (I) Shareholders Agreement. As of the Initial Closing, the Purchasers and the other holders of Preferred Stock of the Company shall have executed the Shareholders Agreement substantially in the form of Exhibit H hereto.

S1 Conditions to the Company's Obligations. The Company's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at each Closing hereunder:

                  (A) Accuracy of Representations and Warranties. The Purchasers' representations and warranties herein or in any document delivered pursuant to this Agreement shall be true and correct on and as of each Closing Date.
                  (B) Proceedings Satisfactory. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident to it shall be satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such originals or other copies of such documents as they may reasonably request.

S2 Failure of Conditions. In the event any of the conditions set forth in Sections 6.1 or 6.2 are not satisfied and are not waived by the appropriate party, this Agreement shall terminate and the parties shall be free of any rights or obligations hereunder.

1.       COVENANTS OF THE COMPANY.

         The Company and each holder of Series A and Series B Convertible Preferred Stock (the "Series A and B Holders") hereby agree that Article 7 of the Series A Preferred Stock Agreement dated August 12, 1992, as amended as of July 26, 1993, and Article 7 of the Series B Convertible Preferred Stock Agreements dated August 16, 1993 and October 17, 1995, are superseded and replaced in their entirety by this Article 7. The Company's covenants and obligations as set forth in this Article 7 shall continue in full force and effect so long as any Preferred Stock and Conversion Stock is outstanding until the first to occur of: (i) the date on which the Company is required to file a report with the Securities and Exchange Commission pursuant to Section 13(a) or
(15) of the Exchange Act, by reason of the Company's having registered any of its common stock pursuant to Section 12(g) of the Exchange Act; (ii) the date on which the Company consummates the sale of all, or substantially all, of its assets; or (iii) the effective date of a merger, reorganization or consolidation of the Company (a "Merger") in which the holders of the outstanding voting securities of the Company immediately prior to such Merger do not hold a majority of the voting securities of the entity surviving immediately after such
Merger:

S1 Office or Agency Maintained. The Company will maintain an office in Colorado where Preferred Stock and warrants to purchase Preferred Stock may be presented for exchange, registration, or transfer.

S2 Corporate Existence and Reserved Shares. The Company will at all times maintain, preserve, and renew its corporate existence and its rights, and comply with all related laws applicable to the Company, but nothing contained in this Section shall require the Company to maintain, preserve, or renew any right which, in the opinion of the Board of Directors, is not necessary or desirable in the conduct of the business of the Company. The Company will at all times reserve sufficient shares of Series B Preferred Stock to permit exercise of any warrants and sufficient shares of common stock to permit the conversion of the Preferred Stock.

S3 Properties Maintained. The Company will, insofar as it is not prevented by causes beyond its control, at all times maintain, preserve, protect, and keep its property in good repair, working order, and condition. From time to time, the Company will make all repairs, renewals, replacements, extensions, additions, betterments, and improvements to its property as are necessary and proper, so that the Company's business may be conducted properly and efficiently at all times, but nothing in this Section shall prevent the Company from selling, abandoning, or otherwise disposing of any material asset or property, if, in the opinion of the Board of Directors, such property is no longer of use in the business of the Company, and such disposition is in the interest of the Company and not disadvantageous to the holders of the Preferred Stock.


S4 Insurance. The Company will provide for itself insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers or with the United States Government, in such amounts, with such deductibles as shall be necessary for the Company not to become a coinsurer, and by such methods as shall be adequate for companies of a similar size and character. The Company will at all times similarly maintain, in full force and effect, comprehensive general liability insurance against loss or damage to it for bodily injury or death in or about any premises occupied by it, and liability insurance against loss or damage to it, for bodily injury or death or injury to property occurring by reason of its operation of any motor vehicle.

S5 Taxes, Assessments and Other Charges Paid. The Company will duly pay and discharge, as they become due and payable, all taxes, assessments and governmental and other charges, levies, or claims levied or imposed, which if unpaid might become a lien or charge upon the franchises, properties, assets, earnings, or business of the Company, but nothing contained in this Section shall require the Company to pay and discharge any such tax, assessment, charge, levy, or claim so long as the Company in good faith shall contest its validity and shall set aside on its books adequate reserves for it.

S6 Indebtedness Paid. The Company will pay punctually when due and payable any indebtedness incurred or assumed by it. The Company will also perform and observe the associated covenants, provisions, and conditions to be performed and observed by the Company, in connection with any mortgage, pledge, security interest, or other lien existing at any time upon any of the assets of the Company, but nothing contained in this Section shall require the Company to pay any such indebtedness or to perform or observe any such covenants, provisions, and conditions so long as the Company in good faith shall contest any claim which may be asserted against it in respect of any such indebtedness or of any such covenants, provisions, and conditions and shall set aside on its books adequate reserves for it.

S7 Good Accounting and Corporate Practice. The Company will at all times maintain appropriate corporate records, including records of all directors or shareholders meetings, minutes and all share transactions, and keep proper books of record and account (including ledgers and order books) in which full, true, and correct entries will be made of its transactions in accordance with Good Accounting Practice.

S8 Compliance with Laws. The Company will comply with all applicable statutes, rules, regulations, orders, and restrictions of the United States of America, foreign countries, states, and municipalities, and of any governmental agency and instrumentality of the foregoing, and of any court, arbitrator, or grand jury, applicable to the Company's business and assets.

S9                Information Rights.

                  (A) Financial Statements. The Company will furnish to a Purchaser certain financial statements (as set forth below) for so long as a Purchaser owns at least 100,000 shares of the Preferred Stock (or shares of Common Stock issued upon conversion thereof):

                           (1) As soon as practicable after the end of each
fiscal year, and in any event within 90 days thereafter;

                           (2) As soon as practicable after the end of each
fiscal quarter of each fiscal year, and in any event within 45 days thereafter; and
                           (3) As soon as practicable after the end of each of
the first eleven (11) months of each fiscal year, and in any event within 30 days thereafter.

The financial statements so provided shall include consolidated balance sheets of the Company as at the end of such period, consolidated statements of income and surplus for that period, and consolidated statements of cash flow for the Company for that period. The statements shall be prepared in accordance with Good Accounting Practice and, in case of the fiscal year end statements, shall be approved by the Company's Board of Directors and audited by the Company's independent certified public accountants.

                  (A) Additional Documents Furnished by Company. The Company shall also furnish to a Purchaser for so long as it owns at least 100,000 shares of Preferred Stock (or Common Stock issued upon conversion thereof), an Annual Plan and Compliance Certificate, as the case may be, provided that the plan or certificate is described by any of the following:

                           (1) Annual Plan. On or before December 15 of each
year, a preliminary Proposed Annual Plan and Operations Budget as approved by the Board of Directors, which shall then be finalized within sixty (60) days after the end of the fiscal year utilizing the final audited results from the previous year. The Annual Plan and Operations Budget shall be a working document, and shall be in any form chosen by the management of the Company and acceptable to its Board of Directors.

                           (2) Compliance Certificate. Not later than the time
of delivery of the financial statements required by Section 7.9(A)(1) above, a certificate signed by the President or one of the Vice Presidents and the Treasurer of the Company, stating that a review of the activities of the Company during that fiscal year has been made under their supervision with a view to determining whether the Company had performed and observed all its respective obligations under this Agreement. This certificate shall either (i) state that to the best of its knowledge the Company had, during that fiscal year, performed and observed each covenant and condition of this Agreement or (ii) if the Company had not performed and observed those covenants and conditions, specify all such defaults, their nature and status, and what action the Company proposes to take with respect to each of them.

                  (B) Visitation Rights. Subject to nondisclosure obligations with respect to the Company's confidential information, a Purchaser, the Series A and B Holders, or any of their employees, agents, or representatives, may from time to time reasonably request the right to visit and inspect any of the properties of the Company, to examine and make extracts from the books and records of the Company, and to discuss its affairs, finances and accounts with its officers, directors, and independent accountants, all at reasonable times and as often as may be reasonably requested, and the Company shall comply with such requests. Subject to the same obligations, the Purchasers and the Series A and B Holders shall receive timely notice of, shall receive all material distributed in connection with, and shall have the right to attend as an observer, all meetings of the Board of Directors of the Company except that ReSound shall have such visitation rights only if it exercises its option to purchase Series C Preferred at the Subsequent Closing. This right shall apply to the Purchasers or Series A and B Holders only so long as he, she or it owns at least 100,000 shares of Preferred Stock (or Common Stock issued upon conversion thereof) except that if Resound has such visitation rights as set forth above, it shall maintain them until it sells any of its equity interest in the Company.

S1 Expenses, Taxes and Interest Paid by the Company.


                  (A) Expenses. Each party will pay its own legal fees and other expenses.

                  (B) Taxes. The Company shall also pay, and save the Purchasers and Series A and B Holders harmless against, all liability with respect to amounts payable as a result of any documentary, stamp, use, or similar taxes which may be determined to be payable in connection with the issuance and delivery of any of the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock, or the execution, delivery and performance of this Agreement, or any modification, amendment, or alteration of the terms of any of the Preferred Stock, Common Stock issuable upon conversion of the Preferred Stock, or this Agreement.

                  (C) Interest. Provided that the Purchasers or a Series A or B Holder promptly notifies the Company of all claims made against it, the Company will pay any interest or penalties resulting from nonpayment or delay in payment of any expense or tax to be paid under section 7.10(B) hereof, and any income taxes in respect of any reimbursement by the Company for any of such expenses, taxes, interest or penalties. The obligations of the Company under this Section
7.10 shall survive the conversion of all or a portion of the Preferred Stock into Common Stock, if any.

S2 Approval of Company Transactions with Officers and Directors Required. Except as disclosed on Exhibit C or with the written consent of the holders of Preferred Stock (or

Common Stock issued upon conversion thereof) constituting 66% of the total number of shares of Preferred Stock on an as-if-converted to Common Stock basis:

                  (A) The Company will not become indebted, either directly or indirectly, to any of its officers or directors, or to any member of their immediate families in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses.

                  (B) None of its officers, directors, or members of their immediate families will become indebted to the Company, except to the extent approved by the Board of Directors in connection with the sale or transfer of shares of the capital stock of the Company to such officers and directors.

                  (C) None of its officers, directors, or members of their immediate families will become holders of any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated, which competes with the Company, or with which the Company has a material business relationship, except with respect to any aggregate interest in less than two percent (2%) of the stock of any corporation whose stock is publicly traded.

                  (D) None of its officers, directors or members of their immediate families will become directly or indirectly interested in any material contract with the Company.

                  (E) The Company will not act as a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

S3 Amendment of Articles and Bylaws. The Company shall take no action to amend, repeal, or add any provision to the Articles of Incorporation or the Bylaws of the Company if such amendment would adversely affect the rights, preferences or privileges of the Preferred Stock, without first obtaining approval of the record holders of Preferred Stock in the manner provided by the Articles of Incorporation.

S4 Material Contracts. The Company will perform and observe all material covenants and provisions of all material contracts to which it is party. Nothing in this Section shall require the Company to perform or observe any such covenant or provision so long as the Company shall in good faith contest the validity, enforceability, or application to it of any such covenant or provision.

S5 Employee Sales and Securities Laws. From and after the Closing Date, the Company will effect all offers or sales of, and grants of options to purchase, shares of capital stock of the Company to its employees in transactions registered or exempt from registration under the Act and in full compliance with all applicable Blue Sky Laws.

S6 Compensation. The Company shall provide to the Board of Directors information regarding proposed compensation and fringe benefits, both direct and indirect, including salary, bonus and all other forms of compensation, of all officers and key employees of the Company for advance approval by the Board of Directors prior to so informing those officers and key employees of such proposed compensation and fringe benefits.

S7 New Developments. The Company shall cause all technological developments, inventions, discoveries or improvements by the Company's employees to be fully documented in accordance with the best prevailing appropriate industrial professional standards, cause all key employees and consultants of the Company to execute appropriate patent assignment agreements to the Company and, where possible and appropriate, to file and prosecute United States and foreign patent applications relating to and protecting such developments on behalf of the Company.

S8 Non-Disclosure Agreements. The Company shall cause each employee or consultant now or hereafter employed or retained by the Company to promptly execute a Non-Disclosure Agreement in the form of Exhibit E hereto or in a form approved by the Board of Directors.

S9 Non-Competition Agreements. The Company shall cause each Key Employee now or hereafter employed by the Company to promptly execute a Non-Competition Agreement in the form of Exhibit F hereto or in a form approved by the Board of Directors.

S10 Financings. The Company shall promptly, fully and in detail, inform the Board of Directors of any discussions, offers or contracts relating to possible financings of any nature for the Company of which the Company has knowledge, whether initiated by the Company or by any other person, except for financings accomplished in the ordinary course of business and approved by a majority of the Board of Directors which do not include as a feature thereof any right to acquire any of the equity securities of the Company or debt securities convertible into or exchangeable for equity securities of the Company.

S11 Material Adverse Events. The Company shall promptly (but in any event within fifteen (15) days) after the Company's discovery of any Material Adverse Event affecting the Company, deliver a detailed statement to the Purchasers and Series A and B Holders specifying the nature and period of existence of such Material Adverse Event and what actions (if any) the Company has taken and/or proposes to take with respect thereto. For purposes of this Section 7.20, a Material Adverse Event shall include, without limitation: (i) the filing of any litigation which, if determined adversely, would have a material effect on the business, financial condition or prospects of the Company; (ii) the discovery that the Company is not in compliance with any material provision of this Agreement or its Articles of Incorporation, (iii) any notices of material default received by the Company arising out of any of the Company's banking relationships or arrangements; (iv) the existence of any dispute between the Company and its accountants concerning any material item relating to the Company's financial statements; and (v) the cancel-lation of a material order or the loss of a material customer.


S12 Use of Proceeds. The proceeds received from the issuance of Purchased Securities will be used for working capital and general corporate purposes.

1.       PURCHASE RIGHTS.

         Subject to the terms of this Article 8 and the Articles of Incorporation, the Company may from time to time after the Closing offer to grant, issue, or sell any securities, warrants, options, or rights to purchase securities of the Company ("Securities"). With respect to any Company offer to grant, issue, or sell any such Securities prior to the closing of a firmly underwritten public offering of the Company's common stock at a price of at least $11.04 (as adjusted for stock splits, stock dividends, reorganizations and the like) and with aggregate offering proceeds to the Company of at least $7,500,000, (i) the Purchasers and the Series A, B and C Holders, and (ii) each subsequent holder of at least 100,000 shares of Preferred Stock (or Common Stock issuable upon conversion thereof) (the "Preferred Holders") shall be entitled to acquire (on a pro rata basis determined by their relative ownership of Preferred Stock (and Common Stock issued upon conversion thereof on an as-if-converted to Common Stock basis) all, or any portion of, such Securities so offered on terms no more favorable to the Company than those offered to third parties.

                  (A) Within five (5) days after approval of the offer by the Company's Board of Directors, the Company shall give to Preferred Holders written notice of (i) those terms which are of the type typically detailed in term sheets drafted with respect to proposed investments by institutional venture capital firms and (ii) the proposed recipients of the offer.

                  (B) Within twenty (20) days of receipt of the Company's notice, Preferred Holders must give the Company written notice of their intent to exercise their right under this Article 8 (subject to review and approval of final documentation), specifying the number of Securities to be acquired. Failure to give such timely notice waives those rights.

                  (C) To the extent that any Preferred Holder fails to exercise all of its purchase rights under this Section, or notifies the Company that it intends not to exercise all of such rights, the Company will so notify the other Preferred Holders within five (5) business days, whereupon the purchase rights of said other Preferred Holders shall apply to the shares which could otherwise have been purchased by the non-participating (or less than fully-participating) Preferred Holders, again in proportion to the participating Preferred Holders' relative ownership of Preferred Stock; such purchase rights shall be exercised within the period specified in paragraph (B) above, provided that each participating Preferred Holder shall have five (5) business days to exercise such rights after notice from the Company.

                  (D) Any subsequent material change in the terms of the offer (as provided in the notice pursuant to Subparagraph (A), above) as approved by the Board of Directors shall constitute a new offer subject to the provisions of this Article
8. The failure of the Company to consummate the transaction contemplated by the offer within sixty (60) days after the date by which Preferred Holders must give written notice to the Company under Paragraph (B) above, will constitute a material change in the offer.

                  (E) The following shall not constitute an offer under this
Article 8: (i) any registered public offering of the Company's Securities; (ii) any grant of options or warrants to purchase, or any sale or issuance of, Securities to the Company's Founders, as defined in the Series A Purchase Agreement, officers, directors, employees, and consultants under any equity incentive plan or agreement approved by the Board of Directors, so long as the total number of such shares granted or issued (whether before or after Closing) does not exceed 1,284,351 shares of common stock (determined On a Fully Diluted Basis) or such greater number of shares as may be approved by the holders of at least 66% of the Preferred Stock (and Common Stock issued upon conversion thereof), voting on an as-if-converted to Common Stock basis; (iii) the issuances of any Securities in connection with a merger or consolidation of the Company with another company or an acquisition of substantially all of the assets of another company; (iv) the conversion of any shares of the Company's Preferred Stock; or (v) the exercise of any warrants to purchase Series B Preferred Stock.

                  (F) Each Series A and B Holder, by executing this Agreement, hereby agrees that the provisions of Article 8 of the Series B Preferred Stock Purchase Agreement dated October 17, 1995, are terminated and superseded by the provisions of this Article 8.

1.       MISCELLANEOUS.

S1 Survival of Covenants; Successors and Assigns. All covenants, agreements, representations and warranties made by the Company in this Agreement and in certificates or other documents delivered pursuant to it shall survive the making of the investments and the carrying out of the transactions contemplated by this Agreement and the sale, issuance, and delivery of the Purchased Securities to the Purchasers. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Company.

S2 Assignability of Rights. The Company may not assign any of its rights under this Agreement without the Purchasers' written consent. Subject to compliance with Section 4.4 hereof, the provisions of this Agreement which are for the Purchasers' benefit as a Purchasers or holder of Series C Preferred or Conversion Stock shall also for be the benefit of, and enforceable by, any subsequent holder of such Series C Preferred or Conversion Stock who is not a competitor of the Company.

S3 Communications and Notices. Except as otherwise provided for in this Agreement, all communications and notices provided for in this Agreement shall be in writing.

They shall become effective when mailed (postage paid, certified mail, return receipt requested), sent by overnight courier, hand delivered (including telecopy or courier service) receipted by the addressee, to the address as indicated on the signature pages hereto, or to such other address and for such attention, as any party may from time to time designate by notice duly given in accordance with the provisions of this Section 9.3.

S4 Law Governing. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

S5 Subsequent Instruments and Acts. The parties agree that they will execute any further instruments and perform any acts that may become necessary to carry out this Agreement.

S6 Severability. If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons or circumstances shall remain in full force and effect.

S7 Entire Agreement; Amendments.

                  (A) This Agreement and the other documents and agreements delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with respect to the subjects hereof and thereof.

                  (B) This Agreement may not be amended orally. An amendment to this Agreement, or of any supplement hereto, (but not the exhibits hereto), and of the rights and obligations of the holders of the Purchased Securities, may be made with the written consent of the Company and of the Purchasers, except that amendments to, or waivers of, the provisions of Article 7 or Article 8 of this Agreement shall be made only with the written consent of the Company and the holders of not less than 66% of the outstanding shares of Preferred Stock (and Common Stock issued upon conversion thereof), voting together on an as-if-converted to Common Stock basis; provided, further, that the provisions of
Article 8 may not be waived as to a Purchaser without such Purchaser's consent and provided further that no amendment or waiver of the provisions of Article 7 shall be made that adversely affects any Purchaser in a manner different from the other holders of outstanding Preferred Stock.

S8 Authorization. Each of the undersigned representatives of the parties warrants and represents that he is duly authorized to execute this Agreement on behalf of the respective party for which he or she signs.

S9 Gender, Number, and Tense. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter, and the neuter gender includes the masculine and feminine.

S10 Headings. The headings of the Articles, Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

S11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

S12 Consents to Adequate Reservation of Shares. The Purchasers hereby agree to execute all shareholder consents as may be necessary from time to time to effect the purposes of the Articles of Incorporation relating to the reservation of adequate shares of common stock of the Company.

S13 Delays, Omission, and Waivers. No delay or omission to exercise any right, power or remedy accruing to the Company or to a Purchaser upon any breach or default of any party hereto under this Agreement, will impair any such right, power or remedy of the Company or a Purchaser nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, nor will any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or a Purchaser of any breach or default under this Agreement or any waiver on the part of the Company or a Purchaser of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise specified in Section 8(E) and Section 9.7(B), no waiver by the Purchasers (or transferees thereof) of any provision of this Agreement will be effective without a written consent signed by Purchasers (or transferees thereof) holding at least 66% of the Series C Preferred or Conversion Stock, voting together on an as-if-converted to Common Stock basis.

S14 Purchasers' Remedies. No waiver of any breach of this Agreement shall constitute or be construed as a waiver by the Purchasers of any subsequent breach by the Company. No remedy herein conferred upon the Purchasers is intended to be exclusive of any other remedy herein or as provided by law, but each shall be cumulative and shall be in addition to every other remedy set forth in this Agreement, the Exhibits, or existing at law, in equity, or by statute. The parties specifically acknowledge that under certain circumstances the parties may be entitled to specific performance and/or injunctive relief where without such remedies the damage to the injured parties may be irreparable and money damages inadequate. Moreover, in any suit between or among the parties hereto for such breach of any of the provisions hereof, the prevailing party in such suit shall be entitled to receive from the breaching party, reasonable attorneys' fees and disbursements incurred in the prosecution of such suit.

S15 Stock Splits, Recapitalization, etc. Any right, obligation, covenant or agreement contained in this Agreement which is subject to or conditioned upon a specific number of Preferred Stock, Purchased Securities, Series C Preferred and/or Conversion Stock (or any of the above) shall be appropriately adjusted for any stock splits, stock dividends, or recapitalizations of the capital stock of the Company occurring after the date hereof.

         Purchase Agreement
                                                                 signature pages

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

THE COMPANY:

AUDIOLOGIC, INC., a Colorado Corporation

By:
Its:

Address:

6655 Lookout Road, Suite 200
Boulder, CO  80301

PURCHASERS:

GN DANAVOX AS

By:
Its:

Address:

Markaervej 2A
P.O. Box 224, DK-2630
Taastrup, DENMARK

         Purchase Agreement
                                                                 signature pages

RESOUND CORPORATION

By:
Its:

Address:

220 Saginaw Drive
Seaport Centre
Redwood City, CA  94063

SERIES A HOLDERS:

THE HILL PARTNERSHIP III

By:      HILL, CARMAN VENTURES,
         A limited partnership,
         Its General Partner

By:

         Its General Partner

Address:

885 Arapahoe Avenue
Boulder, CO  80302

         Purchase Agreement
                                                                 signature pages

MORGAN, HOLLAND FUND II, L.P.

By:      Morgan, Holland Partners
         II, L.P.

By:

         Edwin M. Kania, Jr.
         General Partner

Address:

One Liberty Square
Boston, Massachusetts  02109

GILDE INVESTMENT FUND B.V.

By:      Morgan, Holland Partners II, L.P.

By:

         Edwin M. Kania, Jr.,
         Its Attorney-in-Fact

Address:

c/o Morgan, Holland Partners II, L.P.
One Liberty Square
Boston, Massachusetts  02109

         Purchase Agreement
                                                                 signature pages

James E. Forrest

Address:

676 North Michigan Avenue, Suite 3300
Chicago, Illinois  60611

Robert K. Anderson

Address:

7262 Old Post Road
Boulder, Colorado  80301

SERIES B HOLDER:

GN DANAVOX AS

By:
Its:

Address:

Markaervej 2A
P.O. Box 224, DK-2630
Taastrup, DENMARK

                                    EXHIBIT C

                            SCHEDULE OF EXCEPTIONS TO
                         REPRESENTATIONS AND WARRANTIES

Schedule 5.3 (B)

         1. List of Shareholders, Warrantholders and Optionholders pre-Closing:

Name                           Status                  Number of Shares    Percent(1)
----                           ------                  ----------------    ----------
The Hill Partnership III       Series A Shareholder           1,426,339
Morgan, Holland Fund II, L.P.  Series A Shareholder           1,344,152
Gilde Investment Fund B.V.     Series A Shareholder               4,062
James E. Forrest               Series A Shareholder              23,523
Robert K. Anderson             Series A Shareholder              31,250
GN Danavox AS                  Series B Shareholder             880,000
John L. Melanson               Common Shareholder               189,583
Leonard J. Koch                Common Shareholder               121,875
Jeff M. Dinapoli               Common Shareholder                19,803
Junsheng "Charles" Wang        Common Shareholder                 2,000
Jason Carlson                  Common Shareholder                15,459
Tim B. Trueblood               Common Shareholder                 2,250
Richard Kim                    Common Shareholder                 1,000
Christopher Schweitzer         Optionholder                      27,083
Eric Lindemann                 Optionholder                      67,083
Jodette Reynolds               Optionholder                      26,251
Linda Hood                     Optionholder                       4,188
Louis Braida                   Optionholder                       4,188
Lloyd Griffiths                Optionholder                       4,188
Irving Hafter                  Optionholder                       4,188
Robert B. Louthan              Optionholder                      10,263
John Melanson                  Optionholder                     456,250
Birger Kollmeier               Optionholder                       4,188
Kitty Adams                    Optionholder                       2,313
James E. Forrest               Optionholder                       1,359
Jason Carlson                  Optionholder                     142,188
Joel Cooper                    Optionholder                      18,125

-----------------------

(1) On a Fully Diluted Basis prior to Closing.

Vena Margo                     Optionholder      18,125
Caled Roberts                  Optionholder      28,125
Mark Terry                     Optionholder       3,000
Tom Worrall                    Optionholder      23,125
                                              ---------
                               TOTALS                         100.0%

         1. The Company has adopted a 1992 Stock Option Plan and Stock Option Agreement pursuant to which a total of 916,726 shares of common stock are reserved for issuance.

         2. The Company has entered into Founder Stock Restriction Agreements with each of John L. Melanson, Leonard J. Koch, Ted A. Smith and Jeff
         M. Dinapoli in connection with the shares of the Company's common stock owned by them. The Founder Stock Restriction Agreements provide for a right of first refusal and a repurchase option on such shares. The Company has previously exercised its repurchase option to purchase all shares from Mr. Smith and 7,280 shares from Mr. Dinapoli.

Schedule 5.7

         1. The Company has entered into an 18-month building sublease (effective January 1, 1996) for its office space with BioStar, Inc. for $3,400 a month.

         2. Series A Preferred Stock Purchase Agreement dated August 10, 1992 and amended as of July 23, 1993 and August 16, 1993.

         3. Series B Preferred Stock Purchase Agreement dated August 16, 1993.

         4. Series B Preferred Stock and Warrant Purchase Agreement dated October 7, 1995.

         5. Technology License and Development Agreement dated August 1994, by and between the Company and Cochlear Corporation.

         6. Development, Licensing and Distribution Agreement dated October 17, 1995, by and between the Company and Danavox.

         7. The Company has entered into the following lease agreements for test equipment:

         1 Hewlett-Packard for an HP8594E Spectrum Analyzer; lease term 36 months; last payment 9/96; monthly payment $634.24.

         2 AT&T Capital for a Marconi Signal Generator; lease term 36 months; last payment 9/96; monthly payments $650.20.

         8. Purchase Order for development of analog digital converter chip with Centre Suisse Electronique et de Microtechnique ("CSEM"). CSEM and the Company entered a Development Agreement relating to this Purchase Order dated November 17, 1995.

Schedule 5.13

         Christopher Schweitzer has not executed the standard forms of the Company's Non-Disclosure Agreement and Non-Compete Agreement (Exhibits B and C hereto), but has instead executed modified versions of such agreements, copies of which have been provided to the Purchasers.

Schedule 5.15

         1. Series A Convertible Preferred Stock Purchase Agreement dated August 10, 1992 and amended as of July 27, 1993 and August 16, 1993.

         2. Series B Convertible Preferred Stock Purchase Agreements dated August 16, 1993 and October 17, 1995.

         3. Conversion, Exchange and Warrant Purchase Agreement dated August 18, 1995.

         4. Series C Convertible Preferred Stock and Common Stock Purchase Agreement of even date herewith (this Agreement).

         5. Amended and Restated Registration Rights Agreement dated of even date herewith.

         6. Amended and Restated Shareholders Agreement dated of even date herewith.

                                      -3-